Exhibit 99.1

MoneyGram Announces Proposed Private Offering of $415 Million of Senior

Secured Notes

DALLAS, July 12, 2021 /PRNewswire/ — MoneyGram International, Inc. (NASDAQ: MGI) (“MoneyGram” or the “Company”) today announced the commencement of a private offering of $415 million aggregate principal amount of senior secured notes due 2026 (the “notes”). The offering is subject to market and other conditions, and there is no assurance that the offering will be completed or, if completed, the terms on which it will be completed. The Company intends to use the net proceeds from the offering, together with borrowings under its contemplated new secured credit facility (the “New Credit Agreement”), which it expects to enter into substantially concurrently with the closing of the notes offering, to prepay the full amount of indebtedness under its existing senior secured credit facilities, and to pay related accrued interest, fees and expenses. There is no assurance that the Company will be able to enter into the New Credit Agreement simultaneously with the issuance of the notes or at all.

The notes are expected to be unconditionally guaranteed, jointly and severally, on a senior secured basis (collectively, the “guarantees”), initially by our subsidiaries that guarantee borrowings under the New Credit Agreement, and by certain future wholly owned domestic subsidiaries (the “guarantors”). The notes and related guarantees are expected to be secured, on an equal and ratable, first-priority basis with obligations under our New Credit Agreement by liens on substantially all of the assets of the Company and the guarantors, subject to certain exceptions and intercreditor arrangements. The notes are expected to accrue interest payable semi-annually in arrears. The final terms of the notes, including the interest rate and other terms, will be determined by negotiations between the Company and the initial purchasers of the notes.

The notes and related guarantees will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum, and are not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Forward Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the anticipated entry into the New Credit Agreement, the proposed terms of the notes and the guarantees, and the expected use of proceeds from the offering. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Media Contact

Stephen Reiff

media@moneygram.com